UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENERAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-105903
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chao Yang Men Wai Ave. Chao Yang District, Beijing, China 100020	100020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Shares $0.001 par value	Name of each exchange on which each class is to be registered The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133821 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of common stock, par value $0.001 per share, of General Steel Holdings, Inc. (the “Registrant”) to be registered hereunder is incorporated by reference to the information set forth under the heading “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-133821), initially filed with the Securities and Exchange Commission on May 4, 2006, as amended, including any subsequent amendments thereto (the “Registration Statement”), and by any form of prospectus filed pursuant to Rule 424(b) under Securities Act of 1933, as amended, in connection with such Registration Statement, which is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

General Steel Holdings, Inc.

Date: August 7, 2008	By:	/s/ Zuo Sheng Yu
Name: Zuo Sheng Yu
Title: Chairman and Chief Executive Officer